EXHIBIT 5
                                                                       ---------

                   [BARNES & THORNBURG LETTERHEAD]



                                                                  March 29, 2002



MFB Corp.
121 South Church Street
Mishawaka, Indiana  46546

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of MFB Corp. (the "Corporation"), relating to the offer and sale of 100,000 shares of the Common Stock, without par value, of the Corporation under the MFB Corp. 2002 Stock Option Plan approved by the Corporation's Board of Directors on October 16, 2001, as amended (the "Plan"). In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

     Based upon such examination, we are of the opinion that when the Common Stock has been purchased and the purchase price therefor has been paid as contemplated by the Plan and as described in the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which the Common Stock is to be sold pursuant to the exercise of stock options granted under the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,


                                                          /s/ BARNES & THORNBURG

                                                          BARNES & THORNBURG